      As filed with the Securities and Exchange Commission on May 27, 1999
                                                      Registration No. 333-60387

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           _________________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      HEALTHCARE FINANCIAL PARTNERS, INC.
                      -----------------------------------
             (Exact name of Registrant as specified in its charter)

            Delaware                                  52-1844418
--------------------------------------------------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

         2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815
             (Address of principal executive offices and zip code)

                      HEALTHCARE FINANCIAL PARTNERS, INC.
                           1996 STOCK INCENTIVE PLAN
                      HEALTHCARE FINANCIAL PARTNERS, INC.
                        1996 DIRECTOR STOCK OPTION PLAN
                         (Full Title of the Plans)

                                John K. Delaney
               Chairman of the Board and Chief Executive Officer
                      HealthCare Financial Partners, Inc.
                        2 Wisconsin Circle, Fourth Floor
                          Chevy Chase, Maryland 20815
                    (Name and address of agent for service)

                                 (301) 961-1640
                                 --------------
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                             G. William Speer, Esq.
                     Powell, Goldstein, Frazer & Murphy LLP
                     191 Peachtree Street, N.E., 16th Floor
                             Atlanta, Georgia 30303
                                 (404) 572-6600

                        CALCULATION OF REGISTRATION FEE


 Title of securities    Amount to be            Proposed maximum           Proposed maximum        Amount of registration
 to be registered       registered          offering price per share   aggregate offering price              fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01     1,750,000 shares(1)          $48.56(3)               $84,980,000(4)              $25,069.10(5)
 par value
------------------------------------------------------------------------------------------------------------------------
Common Stock,            100,000 shares(2)          $48.56(3)               $ 4,856,000(4)              $ 1,432,52(5)
$.01 par value
------------------------------------------------------------------------------------------------------------------------
Total                  1,850,000 shares             $48.56(3)               $89,836,000(4)              $26,501.62(5)
------------------------------------------------------------------------------------------------------------------------


(1) Representing shares to be issued and sold by the Registrant upon the exercise of options granted or to be granted under the Registrant's HealthCare Financial Partners, Inc. 1996 Stock Incentive Plan (the "Incentive Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Incentive Plan.

(2) Representing shares to be issued and sold by the Registrant upon the exercise of options granted or to be granted under the Registrant's HealthCare Financial Partners, Inc. 1996 Director Stock Option Plan (the "Director Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Director Plan.

(3) The average of the high and low prices of the Registrant's Common Stock as reported by the NASDAQ National Market System for July 24, 1998.

(4) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

(5)  Previously paid.

                                EXPLANATORY NOTE

     HealthCare Financial Partners, Inc. has filed this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Reg. No. 333-60387) to include as Exhibit 23.2 the Consent of Ernst & Young LLP.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.         Description
-----------         -----------

3.1 Amended and Restated Certificate of Incorporation of the Registrant, as amended. [Incorporated herein by reference to
                   Exhibit 3.1 to the Registrant's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 31, 1999.]

3.2 Amended and Restated Bylaws of the Registrant. [Incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on September 20, 1996 (Reg. No. 333-12479).]

4.1 HealthCare Financial Partners, Inc. 1996 Stock Incentive Plan, together with form of Incentive Stock Option award. [Incorporated herein by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on September 20, 1996 (Reg. No. 333-12479).]

4.2 First Amendment to HealthCare Financial Partners, Inc. 1996 Stock Incentive Plan.*

4.3 HealthCare Financial Partners, Inc. 1996 Director Stock Option Plan. [Incorporated herein by reference to Exhibit
                   10.5 to the Registrant's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on September 20, 1996 (Reg. No. 333-12479).]

5 Opinion of Counsel, Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered.*

23.1 Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5).*

23.2               Consent of Ernst & Young LLP.

24                 Power of Attorney.*
_______________________
* Previously filed

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chevy Chase, State of Maryland, on this the 26th day of May, 1999.


                                     HEALTHCARE FINANCIAL PARTNERS, INC.

                                     By: /s/ Edward P. Nordberg, Jr.
                                         -----------------------------------
                                         Edward P. Nordberg, Jr.
                                         Executive Vice President and Chief
                                         Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        Signature                 Title
        ---------                 -----

John K. Delaney*            Chairman of the Board,    Date:  May 26, 1999
--------------------------  Chief Executive Officer
John K. Delaney             and Director


Ethan D. Leder*             Vice Chairman of the      Date:  May 26, 1999
--------------------------  Board, President and
Ethan D. Leder              Director


Edward P. Nordberg, Jr.*    Executive Vice            Date:  May 26, 1999
--------------------------  President, Chief
Edward P. Nordberg, Jr.     Financial Officer and
                            Director (Principal
                            Financial Officer)


Hilde M. Alter*             Treasurer (Principal      Date:  May 26, 1999
--------------------------  Accounting Officer)
Hilde M. Alter


John F. Dealy*              Director                  Date:  May 26, 1999
--------------------------
John F. Dealy


Geoffrey E.D. Brooke*       Director                  Date:  May 26, 1999
--------------------------
Geoffrey E.D. Brooke


*By: /s/ Edward P. Nordberg, Jr.
     ---------------------------
     Edward P. Nordberg, Jr.
     Attorney-in-Fact

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.         Description
-----------         -----------

3.1 Amended and Restated Certificate of Incorporation of the Registrant, as amended. [Incorporated herein by reference to
                   Exhibit 3.1 to the Registrant's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 31, 1999.]

3.2 Amended and Restated Bylaws of the Registrant. [Incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on September 20, 1996 (Reg. No. 333-12479).]

4.1 HealthCare Financial Partners, Inc. 1996 Stock Incentive Plan, together with form of Incentive Stock Option award. [Incorporated herein by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on September 20, 1996 (Reg. No. 333-12479).]

4.2 First Amendment to HealthCare Financial Partners, Inc. 1996 Stock Incentive Plan.*

4.3 HealthCare Financial Partners, Inc. 1996 Director Stock Option Plan. [Incorporated herein by reference to Exhibit
                   10.5 to the Registrant's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on September 20, 1996 (Reg. No. 333-12479).]

5 Opinion of Counsel, Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered.*

23.1 Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5).*

23.2               Consent of Ernst & Young LLP.

24                 Power of Attorney.*
_______________________
*Previously filed